                                                            EXHIBIT 11.1
                                                            (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                               Sept. 28,      Sept. 30,
                                                  1996           1995
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,674,636    16,844,777

Less average common and special common shares
 held in the Treasury                           (6,700,804)   (4,366,666)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,973,832    12,478,111

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           188,061       100,658
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         10,161,893    12,578,769
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,973,832    12,478,111

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   195,067       103,421
                                                ----------    ----------
                                                10,168,899    12,581,532
                                                ==========    ==========

                                                            EXHIBIT 11.1
                                                            (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Nine Months Ended
                                              --------------------------
                                               Sept. 28,      Sept. 30,
                                                  1996           1995
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                17,362,207    16,893,214

Less average common and special common shares
 held in the Treasury                           (6,700,804)   (4,366,666)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    10,661,403    12,526,548

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           183,172       136,733
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         10,844,575    12,663,281
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    10,661,403    12,526,548

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   198,046       137,654
                                                ----------    ----------

                                                10,859,448    12,664,202
                                                ==========    ==========